Exhibit 99.1
BeautyHealth Reports Full Year and Fourth Quarter 2023 Financial Results

Delivers net sales of $398 million for the full year and $96.8 million for the fourth quarter driven by growth across international markets

Long Beach, Calif., March 12, 2024 – The Beauty Health Company (NASDAQ: SKIN) (“BeautyHealth”), home to flagship brand Hydrafacial, today announced financial results for the full year and fourth quarter ended December 31, 2023. Full year net sales of $398.0 million increased 8.8% relative to 2022, with fourth quarter net sales of $96.8 million decreasing (1.3)% year-over-year. Fourth quarter results reflect lower equipment sales in the Americas, substantially offset by steady growth in Americas consumables net sales and strong device placement in Asia-Pacific.

"To close 2023, we delivered fourth quarter financial results consistent with the expectations we outlined on our last earnings call,” said BeautyHealth Chief Executive Officer Marla Beck. “While the results reflect a necessary operational reset, the underlying strength of our business remains—a clinically proven treatment, passionate provider community, unique partner portfolio, beloved consumer brand, and growing addressable market. I am confident in the still-untapped global opportunity for BeautyHealth.”

Key Operational and Business Metrics

	Three Months Ended December 31,		Year Ended December 31,
Unaudited ($ in millions) (2)	2023	2022(1)	2023	2022(1)
Delivery Systems net sales	$44.6	$50.7	$206.6	$206.2
Consumables net sales	52.2	47.4	191.4	159.6
Total net sales	$96.8	$98.1	$398.0	$365.9
Gross profit	$45.7	$66.5	$155.1	$248.8
Gross margin	47.2%	67.8%	39.0%	68.0%
Adjusted gross profit(3)	$52.8	$72.2	$249.8	$265.6
Adjusted gross margin(3)	54.6%	73.6%	62.8%	72.6%
Net (loss) income	$(9.4)	$6.5	$(100.1)	$44.2
Adjusted EBITDA(3)	$3.4	$17.6	$24.3	$46.1
Adjusted EBITDA margin(3)	3.5%	17.9%	6.1%	12.6%

	Three Months Ended December 31,		Year Ended December 31,
Unaudited	2023	2022	2023	2022
New delivery systems sold	1,210	1,882	7,013	6,699
Trade-up delivery systems sold	341	185	1,274	1,793
Total delivery systems sold	1,551	2,067	8,287	8,492
Active install base	31,446	25,336	31,446	25,336
__________________________
(1)    Reflects the impact of immaterial revisions to the financial statements.
(2) Amounts may not sum due to rounding.
(3) See "Non-GAAP Financial Measures" below.

Fourth Quarter Financial Highlights
•Net sales were $96.8 million for the fourth quarter of 2023, a decrease of (1.3)% compared to the prior year period, with challenges in the Americas largely offset by growth in APAC and EMEA.
•Gross margin was 47.2% in Q4 2023 compared to 67.8% in Q4 2022. Adjusted gross margin was 54.6% in Q4 2023 compared to 73.6% in Q4 2022. Gross margin and adjusted gross margin were adversely impacted by higher inventory related charges and higher product and warranty costs.

•Net loss was $(9.4) million in Q4 2023 compared to net income of $6.5 million in Q4 2022. The change compared to the prior year was primarily due to gross margin pressures.
•Adjusted EBITDA was $3.4 million in Q4 2023 compared to adjusted EBITDA of $17.6 million in Q4 2022, primarily due to gross margin pressures.
•The Company placed 1,551 delivery systems during the quarter compared to 2,067 in the prior year period; challenges in the Americas and EMEA were partially offset by growth in APAC.

Full Year Financial Highlights
•Net sales were $398.0 million for 2023, an increase of 8.8% compared to the prior year period due to growth in APAC and EMEA.
•Gross margin was 39.0% in 2023 compared to 68.0% in 2022. Gross margin was adversely impacted by a $65.2 million of inventory write-downs and charges associated with the Syndeo Program, higher inventory related charges, and higher product costs. Adjusted gross margin was 62.8% in 2023 compared to 72.6% in 2022, due to the aforementioned factors, excluding the Syndeo Program.
•Net loss was $(100.1) million in 2023 compared to net income of $44.2 million in 2022. The change compared to the prior year was primarily due to gross margin pressures and the $78.3 million benefit from the change in fair value of warrant liabilities in the prior year.
•Adjusted EBITDA was $24.3 million in 2023 compared to adjusted EBITDA of $46.1 million in 2022, primarily due to gross margin pressures.
•The Company placed 8,287 delivery systems in 2023 compared to 8,492 in the prior year, primarily due to challenges in the Americas nearly offset by strength across APAC and EMEA.

Balance Sheet and Cash Flow Highlights
•Cash and cash equivalents were approximately $523.0 million as of December 31, 2023 compared to approximately $568.2 million as of December 31, 2022. The change was primarily due to share re-purchases made during Q3 and Q4 2023 and strategic acquisitions made during Q1 2023, partially offset by the net impact of the current year net loss and other non-cash adjustments.
•The Company had approximately 7 million private placement warrants and approximately 122.9 million shares of Class A common stock outstanding as of December 31, 2023. In September 2023, the Company announced a $100.0 million share repurchase authorization. As of December 31, 2023, the Company repurchased and retired 10.4 million shares for $30.2 million, excluding taxes.
•In January 2024, the Company redeemed $75.0 million principal amount of our Notes at a weighted-average redemption price equal to 77% for $57.8 million.

Financial Guidance as of March 2024

First Quarter 2024
Net sales	$77 – $83 million
Adjusted EBITDA(1)	($6) – ($9) million

Fiscal Year 2024
Net sales	Flat to low-single digit % growth
Adjusted EBITDA(1)	> $40 million
__________________________
(1) See "Non-GAAP Financial Measures" below.

Financial guidance reflects the following assumptions:
•First quarter financial guidance reflects our seasonally lowest sales quarter of the year and investments in sales and marketing spend in the quarter.
•Assumes no material deterioration in general market conditions or other unforeseen circumstances beyond the Company's control, such as foreign currency exchange rates.
•Excludes any unannounced acquisitions, dispositions or financings.
Regional Operational and Business Metrics

	Three Months Ended December 31,		Year Ended December 31,
Unaudited ($ in millions) (1)	2023	2022	2023	2022
Delivery Systems net sales
Americas	$21.8	$32.7	$95.0	$134.7
Asia-Pacific (“APAC”)	13.0	7.8	59.4	31.4
Europe, the Middle East and Africa (“EMEA”)	9.8	10.2	52.2	40.1
Total Delivery Systems net sales	$44.6	$50.7	$206.6	$206.2

Consumables net sales
Americas	$37.5	$32.2	$132.7	$108.5
APAC	5.7	8.1	22.8	22.9
EMEA	9.0	7.1	35.9	28.2
Total Consumables net sales	$52.2	$47.4	$191.4	$159.6

Total net sales
Americas	$59.4	$64.9	$227.7	$243.2
APAC	18.7	15.9	82.2	54.3
EMEA	18.8	17.3	88.1	68.3
Total net sales	$96.8	$98.1	$398.0	$365.9

Total delivery systems sold
Americas	758	1,211	3,603	5,280
APAC	450	399	2,392	1,439
EMEA	343	457	2,292	1,773
Total delivery systems sold	1,551	2,067	8,287	8,492

Trade-up delivery systems sold
Americas	82	185	349	1,793
APAC	214	—	626	—
EMEA	45	—	299	—
Total trade-up delivery systems sold	341	185	1,274	1,793
__________________________
(1) Amounts may not sum due to rounding.

Conference Call
BeautyHealth will host a conference call on Tuesday, March 12, 2024, at 4:30 p.m. ET to review its fourth quarter and full year 2023 financial results. The call may be accessed via live webcast through the Events & Presentations page on our Investor Relations website at https://investors.beautyhealth.com. A replay of the conference call will be available approximately three hours after the conclusion of the call and can be accessed online at https://investors.beautyhealth.com.

Non-GAAP Financial Measures
In addition to results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"), management utilizes certain non-GAAP financial measures such as adjusted gross profit and adjusted EBITDA for purposes of evaluating ongoing operations and for internal planning and forecasting purposes.

Management believes that these non-GAAP financial measures, when reviewed collectively with the Company’s GAAP financial information, provide useful supplemental information to investors in assessing the Company's operating performance. These non-GAAP financial measures should not be considered as an alternative to GAAP financial information or as an indication of operating performance or any other measure of performance derived in accordance with GAAP, and may not provide information that is directly comparable to that provided by other companies in its industry, as these other companies may calculate non-GAAP financial measures differently, particularly related to unusual items.

Adjusted gross profit is gross profit excluding the effects of depreciation expense, amortization expense, stock-based compensation expense and other items such as write-off of discontinued, excess and obsolete product, Syndeo Program and Syndeo product optimization logistics & service costs.

Adjusted EBITDA is calculated as net (loss) income excluding the effects of expense (benefit) for income taxes; depreciation expense; amortization expense; stock-based compensation expense; interest expense; interest income; other expense (income), net; change in fair value of warrant liability; foreign currency (gain) loss, net; loss on disposal of assets; transaction related costs; write-off of discontinued, excess and obsolete product; litigation related costs; Syndeo Program; Syndeo product optimization logistics and service costs; and severance, restructuring and other.

The Company does not provide a reconciliation of its fiscal 2023 adjusted EBITDA margin guidance to net (loss) income, the most directly comparable forward looking GAAP financial measures, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which cannot be done without unreasonable efforts, including adjustments that could be made for changes in fair value of warrant liabilities, integration and acquisition-related expenses, amortization expenses, non-cash stock-based compensation, gains/losses on foreign currency, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Company's fiscal 2023 adjusted EBITDA margin guidance is merely an outlook and is not a guarantee of future performance. Stockholders should not rely or place an undue reliance on such forward-looking statements. See “Forward-Looking Statements” for additional information.

The Beauty Health Company
Consolidated Statements of Comprehensive Income (Loss) (1)
($ in millions, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022(2)	2023	2022(2)
Net sales	$96.8	$98.1	$398.0	$365.9
Cost of sales	51.1	31.6	242.9	117.1
Gross profit	45.7	66.5	155.1	248.8
Operating expenses:
Selling and marketing	32.0	39.0	144.5	160.1
Research and development	3.0	1.4	10.1	8.4
General and administrative	29.0	28.5	131.4	106.1
Total operating expenses	64.0	68.9	286.0	274.6
Loss from operations	(18.4)	(2.4)	(130.9)	(25.8)
Interest expense	3.4	3.4	13.6	13.4
Interest income	(6.4)	(5.6)	(23.2)	(9.2)
Other expense (income), net	0.1	1.3	(5.2)	1.7
Change in fair value of warrant liabilities	(3.6)	(6.8)	(11.9)	(78.3)
Foreign currency transaction (gain) loss, net	(3.1)	(0.5)	(2.4)	1.3
(Loss) income before provision for income taxes	(8.8)	5.8	(101.9)	45.3
Income tax expense (benefit)	0.6	(0.8)	(1.8)	1.1
Net (loss) income	(9.4)	6.5	(100.1)	44.2
Comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	2.1	2.2	1.5	(3.3)
Comprehensive (loss) income	$(7.3)	$8.7	$(98.6)	$41.0
Net (loss) income per share
Basic	$(0.07)	$0.05	$(0.76)	$0.30
Diluted	$(0.07)	$0.05	$(0.76)	$(0.23)
Weighted average common shares outstanding
Basic	128,716,355	138,198,781	131,680,605	147,554,090
Diluted	128,716,355	138,198,781	131,680,605	148,506,312
__________________________
(1)Amounts may not sum due to rounding.
(2)Reflects the impact of immaterial revisions to the financial statements.

The Beauty Health Company
Consolidated Balance Sheets (1)
($ in millions)
(Unaudited)

	December 31, 2023	December 31, 2022 (2)
ASSETS
Current assets:
Cash and cash equivalents	$523.0	$568.2
Accounts receivable, net	54.7	76.5
Inventories	91.3	109.7
Income tax receivable	0.3	1.3
Prepaid expenses and other current assets	28.9	27.6
Total current assets	698.3	783.3
Property and equipment, net	14.2	18.2
Right-of-use assets, net	12.1	15.6
Intangible assets, net	62.1	46.4
Goodwill	125.8	124.6
Deferred income tax assets, net	0.5	0.8
Other assets	16.0	14.2
TOTAL ASSETS	$929.1	$1,003.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$44.8	$28.5
Accrued payroll-related expenses	22.0	21.7
Syndeo Program reserves	21.0	—
Lease liabilities, current	4.6	5.0
Income tax payable	2.8	1.4
Other accrued expenses	19.8	15.2
Total current liabilities	115.0	71.7
Lease liabilities, non-current	9.3	12.7
Deferred income tax liabilities, net	0.7	2.0
Warrant liabilities	3.6	15.5
Convertible senior notes, net	738.4	734.1
Other long-term liabilities	2.8	—
TOTAL LIABILITIES	$869.7	$836.0

Stockholders’ equity:
Class A Common Stock	$—	$—
Additional paid-in capital	541.3	550.3
Accumulated other comprehensive loss	(3.0)	(4.5)
Accumulated deficit	(478.9)	(378.8)
Total stockholders’ equity	$59.4	$167.1
LIABILITIES AND STOCKHOLDERS’ EQUITY	$929.1	$1,003.1
__________________________
(1)Amounts may not sum due to rounding.
(2)Reflects the impact of immaterial revisions to the financial statements.

The Beauty Health Company
Consolidated Statement of Cash Flows (1)
($ in millions)
(Unaudited)

	Year Ended December 31,
	2023	2022 (2)
Cash and cash equivalents at beginning of period	$568.2	$901.9
Operating activities:
Net (loss) income	(100.1)	44.2
Non-cash adjustments	98.5	(5.6)
Change in operating assets and liabilities:
Accounts receivable	16.5	(32.0)
Inventories	(22.6)	(84.4)
Income taxes receivable	(3.7)	3.9
Prepaid expenses and other current assets	(3.3)	(17.7)
Accounts payable	15.8	(0.3)
Accrued payroll and other expenses	26.9	(3.4)
Income taxes payable	1.3	0.7
Other, net	(7.6)	(12.1)
Net cash provided by (used for) operating activities	21.8	(106.6)
Net cash used for investing activities	(31.5)	(18.9)
Net cash used for financing activities	(37.4)	(205.2)
Net decrease in cash and cash equivalents	(47.2)	(330.7)
Effect of foreign currency translation	2.0	(3.0)
Cash and cash equivalents at end of period	$523.0	$568.2
__________________________
(1)Amounts may not sum due to rounding.
(2)Reflects the impact of immaterial revisions to the financial statements.

The following table reconciles gross profit to adjusted gross profit for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
Unaudited ($ in millions) (2)	2023	2022(1)	2023(3)	2022(1)
Net sales	$96.8	$98.1	$398.0	$365.9

Gross profit	$45.7	$66.5	$155.1	$248.8
Gross margin	47.2%	67.8%	39.0%	68.0%

Adjusted to exclude the following:
Depreciation expense	0.5	0.5	2.4	2.1
Amortization expense	4.2	2.6	13.9	9.5
Stock-based compensation expense	0.3	0.2	1.5	0.8
Write-off of discontinued, excess and obsolete product	—	—	10.4	2.0
Syndeo Program	2.1	—	65.2	—
Syndeo product optimization logistics & service costs	—	2.4	1.4	2.4
Adjusted gross profit	$52.8	$72.2	$249.8	$265.6
Adjusted gross margin	54.6%	73.6%	62.8%	72.6%
__________________________
(1)Reflects the impact of immaterial revisions to the financial statements.
(2)Amounts may not sum due to rounding.
(3)Reflects the removal of the accrual for annual cash incentives in prior periods for comparability purposes.

The following table reconciles net (loss) income to adjusted EBITDA for the periods presented:

	Three Months Ended December 31,		Year ended December 31,
Unaudited ($ in millions) (2)	2023	2022(1)	2023(3)	2022(1)
Net sales	$96.8	$98.1	$398.0	$365.9

Net (loss) income	$(9.4)	$6.5	$(100.1)	$44.2
Adjusted to exclude the following:
Expense (benefit) for income taxes	0.6	(0.8)	(1.8)	1.1
Depreciation expense	4.3	1.9	11.3	7.2
Amortization expense	5.6	4.1	23.3	15.7
Stock-based compensation expense	2.3	7.6	22.5	28.5
Interest expense	3.4	3.4	13.6	13.4
Interest income	(6.4)	(5.6)	(23.2)	(9.2)
Other expense (income), net	0.1	1.3	(5.2)	1.7
Change in fair value of warrant liability	(3.6)	(6.8)	(11.9)	(78.3)
Foreign currency (gain) loss, net	(3.1)	(0.5)	(2.4)	1.3
Loss on disposal of assets	—	0.5	0.1	5.2
Transaction related costs	—	—	0.8	3.1
Write-off of discontinued, excess and obsolete product	—	—	10.4	2.0
Litigation related costs	—	2.8	1.5	3.8
Syndeo Program	2.1	—	65.2	—
Syndeo product optimization logistics & service costs	—	2.4	1.4	2.4
Severance, restructuring and other	7.4	0.6	18.7	4.0
Adjusted EBITDA	$3.4	$17.6	$24.3	$46.1
Adjusted EBITDA margin	3.5%	17.9%	6.1%	12.6%
__________________________
(1)Reflects the impact of immaterial revisions to the financial statements.
(2)Amounts may not sum due to rounding.
(3)Reflects the removal of the accrual for annual cash incentives in prior periods for comparability purposes.

About The Beauty Health Company
The Beauty Health Company (NASDAQ: SKIN) is a global category-creating company delivering millions of skin health experiences every year that help consumers reinvent their relationship with their skin, bodies and self-confidence. Our brands are pioneers: Hydrafacial™ in hydradermabrasion, SkinStylus™ in microneedling, and Keravive™ in scalp health. Together, with our powerful global community of estheticians, partners and consumers, we are personalizing skin health for all ages, genders, skin tones, and skin types. We are committed to being ever more mindful in how we conduct our business to positively impact our communities and the planet. Find a local provider at https://hydrafacial.com/find-a-provider/, and learn more at beautyhealth.com or LinkedIn.

Forward-Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding The Beauty Health Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside The Beauty Health Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Important factors that may affect actual results or outcomes include, among others: The Beauty Health Company’s ability to manage growth; The Beauty Health Company’s ability to execute its business plan; potential litigation involving The Beauty Health Company; changes in applicable laws or regulations; the possibility that The Beauty Health Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The Beauty Health Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts
Investors: IR@beautyhealth.com
Press: Press@beautyhealth.com